Smith Barney Futures Management LLC
                         388 Greenwich Street, 7th Floor
                          New York, New York 10013-2396


December 18, 2001


Mr. Paul Rabar
Rabar Market Research Inc.
10 Bank Street, Suite 830
White Plains, NY 10606

Dear Paul:

     As discussed, we have decided to make an advisor change for the two funds currently managed by Rabar Market Research Inc. and, therefore, request that you liquidate your positions in the Salomon Smith Barney Global Diversified Futures Fund, LP (account number 258-39010) and Salomon Smith Barney Diversified 2000 Futures Fund, LP (account number 258-20015) effective immediately.

     Please ensure that all positions are closed out by Friday, December 28, 2001.

     This will effectively terminate your management agreement with these funds.

     We thank you for your cooperative and professional services for the duration of our relationship and look forward to the possibility of working with you and your organization in the future.

Sincerely,


By:     /s/ Daniel R. McAuliffe, Jr.
        ---------------------------
        Daniel R. McAuliffe, Jr.
        Chief Financial Officer
        and Director